Exhibit 1 to Form 13F
Filed by Northern Trust Corporation



CERTIFIED RESOLUTION

The undersigned certifies that the undersigned is the duly appointed, qualified and acting Secretary or Assistant Secretary of Northern Trust Corporation, as
 indicated below, and that the following resolution was duly adopted by the Board of Directors of Northern Trust Corporation on April 17, 2012 and remains in full force and effect:

RESOLVED, that each of the 'Executive Officers' of Northern Trust Corporation (the 'Corporation'), as that term is defined in Rule 3b-7 under the Securities Exchange
Act of 1934, and each of the following other officers of the Corporation or its subsidiaries, is hereby authorized to sign, on behalf of the Corporation, any Statements on Form 13F, and any amendments to such Statements, required to be filed with the Securities and Exchange Commission by the Corporation with respect to any securities beneficially owned by the Corporation and any of its direct or indirect subsidiaries:
				Robert P. Browne
				James D. McDonald
				Matt Peron


IN WITNESS WHEREOF, the undersigned has executed this certificate on August 13, 2012.

	/s/ Rose A. Ellis
	Rose A. Ellis
        Secretary
	Northern Trust Corporation